UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2018

HOMETRUST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35593	45-5055422
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

10 Woodfin Street, Asheville, North Carolina	28801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (828) 259-3939

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	[X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
[ ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On January 29, 2018, the Board of Directors (the "Board") of HomeTrust Bancshares, Inc. (the "Company") approved amendments to the Company’s bylaws, which became effective immediately. The amendments consist of various minor revisions primarily to update and clarify the bylaws, including, among other things: changing the term “Chairman” to “Chair” throughout the document; changing the term “Vice Chairman” to “Vice Chair” or “Vice Chair/Lead Director,” as applicable, throughout the document; amending Article II, Section 1 to provide that the Board shall designate a Vice Chair to serve as Lead Director if the Chair is determined to not be independent and that the Board shall designate either the Chair or the Vice Chair/Lead Director to preside at Board meetings; amending Article II, Section 4 to allow the Vice Chair/Lead Director to call a special Board meeting; amending Article IV to achieve consistency and eliminate redundancies; and amending Article V, Section 1 to add the Chief Executive Officer to the list of officers authorized to sign a stock certificate.
The foregoing description of the amendments is qualified in its entirety by reference to the full text of the Company's amended and restated bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated by reference.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of HomeTrust Bancshares, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETRUST BANCSHARES, INC.

Date: January 30, 2018	By:	/s/ Tony J. VunCannon
Tony J. VunCannon
Executive Vice President, Chief Financial Officer, and Treasurer

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